CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone State Tax Free Fund - Series II
Keystone State Tax Free Fund
Evergreen Tax Free Trust

         We consent to the use of our report dated May 2, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.





                                                     /s/ KPMG Peat Marwick LLP
                                                         KPMG Peat Marwick LLP

Boston, Massachusetts
July 11, 1997